                      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer Baring China Fund:

     We consent to the use in this Registration  Statement of Oppenheimer Baring
China Fund, of our report dated  January 11, 2007,  included in the Statement of
Additional Information, which is part of such Registration Statement, and to the
reference  to  our  firm  under  the  heading  "Independent   Registered  Public
Accounting Firm" appearing in the Statement of Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
January 11, 2007